UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary proxy statement.
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|_| Definitive proxy statement.
|X| Definitive additional materials.
|_| Soliciting material under Rule 14a-12.

                           TRI-CONTINENTAL CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                           Tri-Continental Corporation
                         an investment you can live with


September 25, 2008

Dear Stockholder:

In connection with the pending acquisition of J. & W. Seligman & Co. Incorporated, the manager of Tri-Continental Corporation, by RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., you should have received a proxy statement in which you are being asked to vote on two proposals that will be considered at a Special Meeting of Stockholders to be held on October 7, 2008 at 10:30 a.m., Eastern Time.

      Proposal 1: To consider and vote upon the proposed investment management services agreement between Tri-Continental and RiverSource; and

      Proposal 2: To elect ten directors to the Board of Tri-Continental.

Your Board of Directors recommends that you to vote OFORO each of these proposals. If you have not already done so, please vote in support of Proposal 1 and Proposal 2 each as described in the proxy statement. You should complete, date, sign and return your proxy card by mail, authorize your proxy by telephone or via the Internet, or you may vote in person at the Special Meeting. Each vote is important, no matter how many shares you own.

After approval by Tri-Continental's stockholders of the proposed investment management services agreement and closing of the acquisition, a new portfolio management team will manage Tri- Continental's portfolio. Tri-Continental will continue as a closed-end fund, and its investment objective and policies will not change.

Tri-Continental has been investing through up and down market cycles for nearly 80 years. As you are aware, over the course of the past year, the market has witnessed a number of unprecedented events that have resulted in heightened volatility, investor uncertainty, and weakening financial markets. Despite the current environment, Tri-Continental is confident about the financial market's long-term prospects and will continue to prudently manage your assets in accordance with its investment objective.

If you have any questions or need additional information, a new proxy card, or assistance voting your shares, please contact Georgeson Inc., Tri-Continental's proxy solicitors, at 199 Water Street, New York, New York 10038, or by telephone at 888-219-8293.

Thank you for your support of these proposals.

Sincerely,


William C. Morris                           Brian T. Zino
Chairman                                    President

                        Important information on reverse.

                   100 Park Avenue o New York, New York 10017

For your convenience, please utilize one of the easy methods below to register your vote:

By Internet: Access the website address printed on the enclosed proxy card(s) and follow the directions on the website. You will incur only your usual Internet charges. This method is available until 11:59 p.m., Eastern Time, on October 6, 2008.

By Touch-Tone Phone: Dial the toll-free number found on the enclosed proxy card(s) and follow the simple instructions. This method is available until 11:59 p.m., Eastern Time, on October 6, 2008.

Mail: Simply return your executed proxy in the postage paid envelope with which it was enclosed.